SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

    x    Filed by the Registrant
         Filed by a party other than the Registrant
         Check the appropriate box:
    x    Preliminary proxy statement
         Definitive proxy statement
         Definitive additional materials
         Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           Collins Industries, Inc.
            (Name of Registrant as Specified in Its Charter)

                           Collins Industries, Inc.
                 (Name of Person(s) Filing Proxy Statement)

        Payment of Filing Fee (Check the appropriate box):

   x $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(l), or 14a-6(j)(2).
        $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
        Fee computed on table below per Exchange Act Rule

  (1)  Title of each class of securities to which transaction applies:


  (2)  Aggregate  number of securities to which  transactions applies:


  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1


  (4)  Proposed maximum aggregate value of transaction:


  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount previously paid:


  (2)  Form, schedule or registration statement no.:


  (3)  Filing party:


  (4)  Date filed:

________________

  1Set forth the amount on which the filing fee is calculated and state how it was determined.

  Collins Industries, Inc.
  421 East 30th Avenue
  Hutchinson, Kansas  67502-2489
                                                                316-663-5551

  January 19, 1996



  Dear Stockholder,

       You are cordially invited to attend the Annual Meeting of Stockholders of Collins Industries, Inc. which will be held at 10 a.m., Central Standard Time, on Friday, February 23, 1996, at the Hutchinson Air Base Industrial Tract, Hutchinson, Kansas 67501.

       We plan to review the status and future opportunities for the Company and the industries we serve. The principal business matters to be considered at the meeting will be the election of two directors, the approval of an amendment to the Articles of Incorporation, as more specifically discussed in the attached Proxy Statement, and the ratification of auditors for the fiscal year ending October 31, 1996.

      Attached you also will find the Notice of the Annual Meeting of Stockholders and your proxy for the meeting. It is important that your shares be represented at the meeting, and we hope you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please be sure to complete and sign the enclosed proxy and return it to us in the envelope provided as soon as possible so that your shares may be voted in accordance with your wishes. Your prompt responses will save the Company the cost of further solicitation of unreturned proxies.

      We look forward to seeing you on February 23.

                                        Sincerely yours,



                                        Don L. Collins
                                        Chairman of the Board

                           COLLINS INDUSTRIES, INC.
                             421 East 30th Avenue
                           Hutchinson, Kansas 67502

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        To Be Held On February 23, 1996

         NOTICE  IS  HEREBY  GIVEN  THAT  the  annual  meeting   of
     Stockholders (the "Annual Meeting") of Collins Industries, Inc. a Missouri corporation (the "Company"), will be held at the Hutchinson Air Base Industrial Tract, Hutchinson, Kansas 67501 on Friday, February 23, 1996, at 10 a.m., Central Standard Time, for the purpose of considering and voting upon the following matters:

          1. The election of two directors to serve their respective terms and until their successors shall be elected and shall qualify;

          2. The approval of an amendment to the Articles of Incorporation, as more fully described in the accompanying Proxy Statement;

          3. To ratify the appointment of Arthur Andersen LLP, as independent public accountants for the Company for the fiscal year ending October 31, 1996; and

          4. The transaction of such other business as may properly come before the meeting and any adjournments thereof.

          All  of the above matters are more fully described  in  the
    accompanying   Proxy  Statement,  into  which  this   notice   is
    incorporated by reference.

          The Board of Directors has fixed the close of business on January 8, 1996, as the date of record for determining stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Company will remain open between the record date and the date of the meeting.

          IN ORDER THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, PLEASE FILL OUT, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY OR PLAN TO ATTEND THE ANNUAL MEETING IN PERSON OR BY PROXY. A RETURN-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE, IS ENCLOSED. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING, BY DELIVERING TO THE COMPANY A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

                                   By order of the Board of Directors

    Dated:  January 19, 1996

                                   Lewis W. Ediger
                                   Secretary

                        COLLINS INDUSTRIES, INC.
                          421 East 30th Avenue
                        Hutchinson, Kansas 67502

                            PROXY STATEMENT

                     ANNUAL MEETING OF STOCKHOLDERS

                     To be held on February 23, 1996

                           GENERAL INFORMATION

           INTRODUCTION. This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders to be held on Friday, February 23, 1996 at 10:00 a.m., Central Standard Time, at the Hutchinson Air Base Industrial Tract, Hutchinson, Kansas 67501, and at any
    adjournment thereof, and, together with the enclosed Form of Proxy and Annual Report to Stockholders for the fiscal year ended October 31, 1995 (the "Annual Report"), is being mailed to the
    Stockholders on or about January 19, 1996. The address of the principal executive offices of the Company is 421 East 30th Avenue, Hutchinson, Kansas 67502. Except for items specifically incorporated by reference herein, the Annual Report does not form any part of this Proxy Statement.

          REVOCABILITY OF PROXIES. Each proxy that is properly executed and returned in time for use at the Annual Meeting will be voted at the Annual Meeting, and any adjournments thereof, in accordance with the choices specified. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the voting by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

          COST OF SOLICITATION. The entire cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail. Additional solicitation may be made by officers and employees of the Company by means of a follow-up letter, personal interview, telephone or telegram. Such persons will receive no additional compensation for such services. Proxy cards and materials also will be distributed to beneficial owners through brokers, custodians, nominees and similar parties, and the Company intends to reimburse such parties for reasonable expenses incurred by them in connection with such distribution. In order to ensure that a quorum is obtained and the requisite number of Stockholders are eligible to vote on the proposals discussed herein, the Company has retained Corporate Investor Communications, Inc. (the "Solicitor") for proxy solicitation and advisory services in connection with the solicitation, for which the Solicitor is to receive a fee of approximately $4,000 together with reimbursement for its reasonable out-of-pocket expenses. The Company has agreed to indemnify the Solicitor against certain losses, claims and expenses incurred by the Solicitor in conjunction with the solicitation.

           QUORUM  AND VOTING.   The authorized capital stock  of  the
    Company consists of 17,000,000 shares of Common Stock, $.10 par value per share (the "Common Stock") and 3,000,000 shares of Capital Stock, other than Common Stock, $ .10 par value per share (the "Capital Stock"). As of the close of business on January 8, 1996 (the "Record Date"), there were [number] shares of Common Stock outstanding and no shares of Capital Stock outstanding. All of the issued and outstanding shares of Common Stock of record as of the Record Date are entitled to vote at the Annual Meeting.

           Only stockholders of record (not including Treasury Shares) of the [number] shares of Common Stock, outstanding as of the Record Date, will be entitled to vote. Each share of Common Stock is entitled to one vote on all matters, except in the election of directors where the stockholders have cumulative
    voting  rights  as described under "Election of Directors."   The
    presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are tabulated as if no votes were cast for the matters indicated.

                MATTERS TO BE ACTED UPON AT THE MEETING

           As indicated in the Notice of Annual Meeting of Stockholders, two directors will be elected, and the Stockholders will be asked to approve an amendment to the Articles of Incorporation and to ratify the appointment of auditors for the fiscal year ending October 31, 1996.

                   Proposal 1:  ELECTION OF DIRECTORS

          The Board of Directors is presently comprised of six (6) directors serving staggered terms. One vacancy has existed on the Board of Directors since the resignation of a Board member in Fiscal 1993. A proposal is being presented to the Stockholders (Proposal 2 below) which would amend Article VI of the Articles of Incorporation which presently require no fewer than seven (7) nor more than nine (9) directors. Such amendment would allow the Board of Directors to set the number of directors from time to time hereafter, in accordance with the Bylaws. The present desire of the Board of Directors is to fix the number of directors at six (6).

          With a Board comprised of six (6) directors, serving staggered three year terms, The General and Business Corporation Law of Missouri would require that two (2) directors be elected each year. Of the present board, only the term of Don L. Collins is due to expire in 1996. However, Don S. Peters, who was elected last year to a three (3) year term, has submitted a resignation conditional on his being re-elected as a director along with Don L. Collins to serve a new three (3) year term beginning 1996.

          Each stockholder has cumulative voting rights in electing directors, which means the number of shares owned may be multiplied by the number of directors to be elected and the cumulative total voted for one (1) candidate or otherwise distributed among any number of candidates. Cumulative voting rights may be exercised in the same manner as other voting rights; that is, by proxy or in person. The two (2) candidates receiving the highest number of votes shall be elected. The two
    (2) persons named in the enclosed proxy, or their substitutes, will vote signed and returned proxies for the nominees listed below and, unless otherwise indicated on the proxy, cumulative votes will be divided equally between the nominees. The proxies cannot be voted for a greater number of persons than the number of nominees named below. Each of the nominees has been designated as such by the Board of Directors for the terms specified by their names, and has agreed to serve if elected. Each of the nominees is currently serving as a director, and information about each nominee is set forth under "Management."

          The Board of Directors has no reason to believe that either of the nominees will become unavailable for election. However, if for any reason, either of the nominees are not available for election, another person or persons may be nominated by the Board of Directors and voted for in the discretion of the persons named in the enclosed proxy. Vacancies on the Board of Directors occurring after the election will be filled by Board appointment to serve until the next election of such position by the Stockholders.

       THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF EACH NOMINEE

              Don L. Collins                3-year term
              Don S. Peters                 3-year term

         Proposal 2: AMENDMENT TO THE ARTICLES OF INCORPORATION

         The Board of Directors has adopted a resolution proposing an amendment to the Articles of Incorporation. It is proposed that
    Article VI of the Articles of Incorporation be amended in its entirety to read as follows:

        The present Board of Directors of the Company is comprised of six (6) persons. Hereafter, the number of directors of the Company shall be fixed by, or in the manner provided in, and elected in the manner provided in, the Bylaws of the Company, the applicable provisions of which shall be consistent with those provisions of The General and Business
        Corporation Law  of  Missouri relating to the   election of
        directors. The Company shall give written notice to the Missouri Secretary of State within thirty (30) days of the date when the number of directors is fixed or changed by any method.

        The Board of Directors has determined that, in order to give the Board maximum flexibility in establishing the optimum number of directors to guide and manage the Company, it is in the best interests of the Company and its Stockholders for (i) the present Board of Directors to consist of six (6) members and (ii) the Board of Directors to be able to change this number in the manner provided in the Bylaws, which currently provide that the entire Board of Directors of the Company shall not be less than three
    (3) nor more than nine (9). Vacancies which occur during the year may be filled by the Board of Directors to serve until the next Annual Meeting.

          Approval of this proposal will require the affirmative vote of a majority of the shares of the Company's Common Stock outstanding as of the Record Date. The Board of Directors recommends a vote FOR this proposal.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of December 8, 1995, with respect to (i) each person who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each named executive officer and (iv) all directors and executive officers of the Company as a group. Each person listed below exercises sole voting power and sole investment power unless otherwise indicated by footnote. As of December 8, 1995, there were
    7,286,887 shares of Common Stock of the Company issued and outstanding.

                                     Shares
                                  Beneficially             Percentage
  Name and Address                   Owned                    Owned

  Dimensional Fund Advisors, Inc.   517,975(1)                7.11%
     1299 Ocean Avenue
     Santa Monica, CA  90401

  Collins Industries Tax Deferred   429,529(2)                5.89%
     Savings Plan and Trust
     c/o Bank of Kansas, Trustee
     P.O. Box 1707
     Hutchinson, KS 67504-1707

  Don L. Collins                  1,145,171(3)               15.43%
     222 West Comstock Ave., Suite 214
     Winter Park, FL  32789

  Donald Lynn Collins               446,797(4)                5.98%
     421 East 30th Avenue
     Hutchinson, KS 67502

  Lewis W. Ediger                   320,809(5)                4.36%
     421 East 30th Avenue
     Hutchinson, KS 67502

  Robert E. Lind                    171,855(6)                2.35%
     421 East 30th Avenue
     Hutchinson, KS 67502

  Arch G. Gothard, III              158,500(7)                2.16%
     421 East 30th Avenue
     Hutchinson, KS 67502

  Don S. Peters                      84,025(8)                1.14%
     421 East 30th Avenue
     Hutchinson, KS 67502

  Larry W. Sayre                     27,500(9)                    *
     421 East 30th Avenue
     Hutchinson, KS  67502

  Terry L. Clark                     18,000(10)                   *
     421 East 30th Avenue
     Hutchinson, KS  67502

  All executive officers and      2,448,729(11)              30.89%
      directors as a group
      (10 persons)


  *   Less than 1%.

   (1) As of February 16, 1995, pursuant to the Schedule 13G filed with Securities and Exchange Commission. Includes 312,550 shares owned by Dimensional Fund Advisors, Inc. Persons who are officers of Dimensional Fund Advisors, Inc. also serve as officers of DFA Investment Dimensions Group, Inc. (the "Fund") and the DFA Investment Trust Company (the "Trust"),
         each an open-end management   investment company registered
         under the Investment Company Act of 1940. In their capacities as officers of the Fund and the Trust, these persons vote 186,325 additional shares which are owned by the Fund and 19,100 additional shares which are owned by the Trust.

   (2) As of December 8, 1995, confirmed with the trustee of the Plan, Bank of Kansas.

   (3) Does not include 7,559 shares owned by Sharon Collins, the wife of Mr. Collins, as to which Mr. Collins disclaims beneficial ownership. Includes (i) 135,000 shares deemed beneficially owned pursuant to options exercisable within 60 days, (ii) 25,000 shares of restricted stock, which will vest 1/36 per month over the three (3) years beginning January 20, 1995 and (iii) 64,922 shares owned by Collins Capital Corporation, of which Mr. Collins is an officer, for which Mr. Collins shares voting and investment power.

   (4) Includes (i) 180,000 shares deemed beneficially owned pursuant to options exercisable within 60 days, (ii) 75,000 shares of restricted stock, which will vest 1/36 per month over the three (3) years beginning January 20, 1995 and
        (iii) 64,922 shares owned by Collins Capital Corporation, of which Mr. Collins is an officer, for which Mr. Collins shares voting and investment power.

   (5) Includes 75,000 shares deemed beneficially owned pursuant to options exercisable within 60 days. Also includes 14,128 shares for which Mr. Ediger shares voting and investment power.

   (6) Includes 32,500 shares deemed beneficially owned pursuant to options exercisable within 60 days.

   (7) Includes 61,000 shares deemed beneficially owned pursuant to options exercisable within 60 days.

   (8) Includes 59,000 shares deemed beneficially owned pursuant to options exercisable within 60 days. Mr. Peters has shared investment power with respect to 6,275 shares.

   (9) Includes 27,500 shares deemed beneficially owned pursuant to options exercisable within 60 days.

   (10) Includes 15,000 shares deemed beneficially owned pursuant to options exercisable within 60 days.

   (11) Includes 640,000 shares deemed beneficially owned pursuant to options exercisable within 60 days.

                                 MANAGEMENT

   Directors and Executive Officers

         The following table sets forth certain information with respect to the directors and executive officers of the Company.

  Name                         Age        Position Within The Company

  Don L. Collins (1)           64         Chairman, Chief Executive Officer,
                                          Director

  Donald Lynn Collins (2)      43         President, Chief Operating Officer,
                                          Director

  Lewis W. Ediger (3)          64         Secretary, Vice-President, Director

  Robert E. Lind (2)           71         Director

  Don S. Peters (2)            66         Director

  Arch G. Gothard, III (3)     50         Director

  Larry W. Sayre               47         Vice-President Finance and
                                          Chief Financial Officer

  Rodney T. Nash               50         Vice-President Engineering

  Jack W. Cowden               48         Vice-President Human Resources

  Terry L. Clark               44         Vice-President Operations


  (1)  Term as director expires in 1996.
  (2)  Term as director expires in 1998.
  (3)  Term as director expires in 1997.


        Don L. Collins, founder of the Company, has served as Chairman of the Board and Chief Executive Officer since its inception in 1971 and is chairman of the Board's Executive Committee.

        Donald Lynn Collins joined the Company in 1980 after being associated with Arthur Andersen & Co., an international accounting
  firm.   Mr. Collins has served as President of the Company  since 1990,
  Chief Operating Officer since 1988 and Assistant Secretary since 1982. He is a member of the Board's Policy Committee, Nominating Committee, Executive Committee, Compensation Committee, Finance Committee and Audit Committee. He is the son of Don L. Collins.

        Lewis W. Ediger, a director and Vice-President of the Company since 1972, and Secretary since 1991, is a member of the Board's Policy Committee and Executive Committee and is chairman of the Nominating Committee.

        Robert E. Lind, a director of the Company since 1972, was employed
  by the Company as its purchasing manager from 1972 until his   retirement
  in  1980.   He  is  a  member  of  the  Board's Compensation Committee.

        Don S. Peters, a director of the Company since 1983, founded and was chairman of Peters, Gamm, West and Vincent, Inc. an investment advisory firm in Wichita, Kansas, from 1983 to December 1991. He has been a financial consultant with Central Plains Advisors, Inc. since December 1991. He is a member of the Board's Audit Committee and is chairman of the Board's Compensation and Policy Committees.

        Arch G. Gothard, III, a director of the Company since 1987, has been president of First Kansas Group, an investment firm in Junction City,
  Kansas, since  January  1988.   He  was chief financial  officer, treasurer
  and director of Communications Services, Inc. from 1985 to 1989. He is a member of the Board's Nominating Committee and is chairman of the Board's Audit Committee and Finance Committee. Mr. Gothard also serves as a director of Golden Pharmaceuticals, Inc.

        Larry W. Sayre joined the Company in August 1993 as Vice-President Finance and Chief Financial Officer. Mr. Sayre is a certified public accountant and most recently served in the consulting division of Grant Thornton, a national accounting firm.

        Rodney T. Nash joined the Company in 1979 as Engineering Manager and was named Vice-President Engineering of the Company in November 1986. Prior to joining the Company, he held engineering positions with Hesston Corporation and Butler Manufacturing.

        Jack W. Cowden joined the Company in 1989 and was named Vice-President, Human Resources in February 1990. Mr. Cowden has over 20 years Human Resources experience. Prior to joining the Company, he was director of employee relations with a division of Emerson Electric and Cessna Aircraft, respectively.

        Terry L. Clark joined the Company in July 1993 as President of Mobile-Tech Corporation and was promoted to Vice-President Operations of the Company in July, 1994. Mr. Clark was President of Quest Communications, Inc. from February 1990 to March 1992 and was Chief Financial Officer and Chief Operating Officer of Ascom Autelca, Inc. from November 1988 to February 1990, two companies serving the telecommunications industry.

         All executive officers serve at the discretion of the Board of Directors.


         Settlement of Securities and Exchange Commission Investigation

         On November 3, 1994, the Securities and Exchange Commission (the "Commission") instituted public administrative proceedings
  against   the   Company,   Donald   Lynn   Collins   and    other
  representatives of the Company, pursuant to Section 21C of the Securities Exchange Act of 1934 (the "Exchange Act") and Section
  8A   of  the  Securities  Act  of  1933  (the  "Securities  Act")
  concerning alleged violations of the anti-fraud, record-keeping and internal controls provisions of the Exchange Act and the
  Securities  Act.   Simultaneously with  the  institution  of  the
  proceedings, the Commission accepted an offer of settlement from each respondent in which, without admitting or denying the findings of the Commission, each respondent agreed to the issuance of an order directing the respondent to cease and desist from committing and/or causing violations of certain provisions of the Exchange Act and, as to the Company and Donald Lynn Collins, the Securities Act.

       Compliance with Section 16(a) of the Exchange Act

       The following directors of the Company failed to file on a timely basis reports required by Section 16(a) of the Exchange
  Act:

                             Number of                   Number of
                              Reports:                 Transactions:
     Don L. Collins                2                        3
     Donald Lynn Collins           2                        3
     Lewis W. Ediger               1                        2
     Robert E. Lind                1                        2
     Don S. Peters                 1                        2
     Arch G. Gothard, III          1                        2

  All of the above-described reports have since been filed by the respective directors.

                          COMMITTEES OF THE BOARD

           The Board of Directors has established standing Audit, Compensation and Nominating Committees. The principal responsibilities of each such committee are described below. The members of each such committee are identified in the director biographies set forth under "Management."


            The Audit Committee, consisting of two non-employee directors and one employee director, met twice during Fiscal 1995. Each year it recommends the appointment of a firm of independent public accountants to examine the accounting records of the Company and its subsidiaries for the coming year. In making this recommendation, it reviews the nature of both audit-related and non-audit-related services rendered or to be rendered to the Company and its subsidiaries by the independent public accountants. The Audit Committee meets with representatives of the Company's independent public accountants and reviews with them audit scope, procedures and results, including any problems identified by the independent public accountants regarding internal accounting controls, and their recommendations. It also meets with the Company's chief financial officer to review reports on the functioning of financial controls and internal auditing and assesses internal controls within the Company and its subsidiaries based upon the activities of the internal auditing staff. The Audit Committee evaluates the performance of that staff. The Audit Committee also is prepared to meet with the Company's independent public accountants or chief financial officer at their request to review any special situation arising in relation to any of the foregoing subjects.


           The Compensation Committee, consisting of two non-employee directors and one employee director, met once during Fiscal 1995. The Compensation Committee establishes the compensation policies of the Company and makes salary recommendations to the Board of Directors for all elected officers. It also recommends bonuses for officers and other senior executives.


          The Nominating Committee, consisting of three directors, met once during Fiscal 1995. It recommends to the Board of Directors nominees for director to be proposed for election by the stockholders and also reviews the qualifications of, and recommends to the Board of Directors, candidates to fill Board of Director vacancies as they may occur during the year. The Nominating Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company for consideration by the Nominating Committee by October 31, 1996 for the next annual stockholders meeting. Guidelines regarding the qualifications of candidates for directors, insofar as they apply to non-employees, generally favor individuals who have managed relatively large, complex business, educational, or other organizations or who, in a professional or business capacity, are accustomed to dealing with complex business or financial problems.



           Actions taken by any committee of the Board of Directors are reported to the Board of Directors, usually at its next meeting.

           There were fourteen Board of Directors meetings during Fiscal 1995. In Fiscal 1995, each director attended more than 75% of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served.

                           EXECUTIVE COMPENSATION

  SUMMARY COMPENSATION TABLE

      The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and the other named executive officers.

                          ANNUAL COMPENSATION
  Name and                                                     Other
  Principal                                                    annual
  Position            Year     Salary($)    Bonus($)      Compensation ($)

  (a)                 (b)      (c)          (d)           (e)

  Don L. Collins      1995     319,992     52,083                --
    Chief Executive   1994     301,851       --                  --
    Officer           1993     291,321       --           110,198(1)


  Donald Lynn Collins 1995     237,511     17,361                --
    President, Chief  1994     224,556       --                  --
    Operating Officer 1993     212,907       --           253,980(2)

  Lewis W. Ediger     1995     119,155       --                  --
    Vice President,   1994     115,395       --           150,511(3)
    Secretary         1993     109,821       --           106,400(4)

  Terry L. Clark      1995     109,594       --                  --
    Vice President    1994      93,598       --                  --
    Operations        1993      31,025       --                  --

  Larry W. Sayre      1995     106,129       --                  --
    Vice President    1994     102,574       --            17,417(5)
    Finance           1993      25,000       --                  --


           LONG TERM COMPENSATION
                                    AWARDS              PAY
                                          Securities    OUTS         All
  Name and               Restricted       Underlying                Other
  Principal              Stock            Options/      LTIP        Comp.
  Position               Awards ($)(6)    SARs(#)(7)    Payouts($)   ($)

  (a)                    (f)              (g)           (h)         (i)

  Don L. Collins         $  50,000        $ 135,000         --        --
    Chief Executive             --               --         --        --
    Officer                     --               --         --        --

  Donald Lynn Collins    $ 150,000          180,000         --        --
    President, Chief            --               --         --        --
    Operating Officer           --               --         --        --

  Lewis W. Ediger               --           75,000         --        --
    Vice President,             --               --         --        --
    Secretary                   --               --         --        --

  Terry L. Clark                --           15,000         --        --
    Vice President              --               --         --        --
    Operations                  --               --         --        --

  Larry W. Sayre                --           27,500         --        --
    Vice President              --               --         --        --
    Finance                     --           25,000         --        --


  (1)  Includes $77,135 for reimbursement of taxes paid on stock award.
  (2)  Includes $231,668 for reimbursement of taxes paid on stock award.
  (3)  For reimbursement of taxes paid on stock award.
  (4)  Includes $91,338 for reimbursement of taxes paid on stock award.
  (5)  For reimbursement of relocation expenses.
  (6) Don L. Collins and Donald Lynn Collins were granted Restricted Stock Awards as of January 20, 1995 in the amounts of 25,000 and
       75,000  shares, respectively.   These shares (i) will vest 1/36 per
       month over three (3) years and (ii) represent the only shares of restricted stock outstanding as of October 31, 1995. Dividends will be paid on these shares to the same extent as dividends are paid on the Common Stock generally.
  (7) Granted pursuant to the Company's 1995 Stock Option Plan and 1995 Stock Option Exchange Plan.

  OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                 INDIVIDUAL GRANTS

                         Number of       Percent of
                         securities      total options/
                         underlying      SARs granted       Exercise or
                         Options/SARs    to employees       base price
  Name                   granted (#)     in fiscal year      ($/Sh)

  (a)                    (b)             (c)                (d)

  Don L. Collins        100,000 (1)         --               $ 1.750
                         28,000           30.3 %             $ 1.750
                        128,000 (2)         --               $ 1.750
                          7,000            7.6 %             $ 2.338

  Donald Lynn Collins   150,000 (3)         --               $ 1.750
                         21,000           22.7 %             $ 1.750
                        171,000 (4)         --               $ 1.750
                          9,000            9.7 %             $ 2.125

  Lewis W. Ediger        60,000 (5)         --               $ 1.750
                          9,000            9.7 %             $ 1.750
                         69,000 (6)         --               $ 1.750
                          6,000            6.5 %             $ 2.125

  Terry L. Clark        10,000 (7)          --               $ 1.750
                        10,000 (8)          --               $ 1.750
                         5,000             5.4 %             $ 2.125

  Larry W. Sayre        25,000 (9)          --               $ 1.750
                        25,000 (10)         --               $ 1.750
                         2,500             2.7 %             $ 2.125


                                        Potential realizable value
                                        at assumed annual rates of
                                        stock price appreciation
                                        for option term
                         Expiration
  Name                   Date              5% ($)         10% ($)

  (a)                    (e)           (f)              (g)

  Don L. Collins         12/15/99             --               --
                         12/15/99             --               --
                         03/30/05      $ 140,928        $ 356,992
                         02/24/00      $   2,618        $   7,588

  Donald Lynn Collins    12/15/99             --               --
                         12/15/99             --               --
                         03/30/05      $ 188,271        $ 476,919
                         02/24/05      $  12,024        $  30,483

  Lewis W. Ediger        12/15/99             --               --
                         12/15/99             --               --
                         03/30/05      $  75,969        $ 192,441
                         02/24/05      $   8,016        $  20,322

  Terry L. Clark         12/15/99             --               --
                         03/30/05      $  11,010        $  27,890
                         02/24/05      $   6,680        $  16,935

  Larry W. Sayre         12/15/99             --               --
                         03/30/05      $  27,525        $  69,725
                         02/24/05      $   3,340        $   8,467


  Each stock option is exercisable six (6) months after the date of grant.

  (1) Cancellation of two options to buy 50,250 and 49,750 shares of Common Stock in exchange for grant of option to buy 100,000 shares of Common Stock.
  (2) Cancellation of two options to buy 100,000 and 28,000 shares of Common Stock in exchange for grant of option to buy 128,000 shares of Common Stock, pursuant to the Collins Industries, Inc. 1995 Stock Option Exchange Plan.
  (3) Cancellation of two options to buy 113,250 and 36,750 shares of Common Stock in exchange for grant of option to buy 150,000 shares of Common Stock.
  (4) Cancellation of two options to buy 150,000 and 21,000 shares of Common Stock in exchange for grant of option to buy 171,000 shares of Common Stock, pursuant to the Collins Industries, Inc. 1995 Stock Option Exchange Plan.
  (5) Cancellation of two options to buy 44,250 and 15,750 shares of Common Stock in exchange for grant of option to buy 60,000 shares of Common Stock.
  (6) Cancellation of two options to buy 60,000 and 9,000 shares of Common Stock in exchange for grant of option to buy 69,000 shares of Common Stock, pursuant to the Collins Industries, Inc. 1995 Stock Option Exchange Plan.
  (7) Cancellation of two options to buy 5,000 shares of Common Stock in exchange for grant of option to buy 10,000 shares of Common Stock.
  (8) Cancellation of option to buy 10,000 shares of Common Stock in exchange for grant of option to buy 10,000 shares of Common Stock, pursuant to the Collins Industries, Inc. 1995 Stock Option Exchange Plan.
  (9) Cancellation of option to buy 25,000 shares of Common Stock in exchange for grant of option to buy 25,000 shares of Common Stock.
  (10) Cancellation of option to buy 25,000 shares of Common Stock in exchange for grant of option to buy 25,000 shares of Common Stock, pursuant to the Collins Industries, Inc. 1995 Stock Option Exchange Plan.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

      The following table provides information related to options exercised by the named executive officer during the 1995 fiscal year and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.



                                        Number of        Value of
                                        Underlying       Unexercised
                                        Unexercised      In-the-Money
                                        Options at       Options
                                        FY-End (#)       at FY-End ($)

               Shares
Name           Acquired    Value        Exercisable/     Exercisable/
               on          Realized     Unexercisable     Unexercisable
               Exercise    ($)
               (#)

(a)            (b)         (c)          (d)              (e)
Don L. Collins   ---          ---         135,000/0        $ 40,000/0
Donald Lynn      ---          ---         180,000/0        $ 53,438/0
 Collins
Lewis W. Ediger  ---          ---          75,000/0        $ 21,563/0
Terry L. Clark   ---          ---          15,000/0        $  3,125/0
Larry W. Sayre   ---          ---          27,500/0        $  7,813/0

  TEN-YEAR OPTION/SAR REPRICINGS TABLE
                                            Securities
                                            underlying
                                            number of       Market price of
                                            options/SARs    stock at time of
                                            repriced or     repricing or
  Name                   Date               amended (#)     amendment ($)

  (a)                    (b)                (c)              (d)
  Don L. Collins         12/15/94 (1)       50,250           $ 1.625
    Chief Executive      12/15/94 (1)       49,750           $ 1.625
    Officer              03/30/95 (2)      128,000           $ 1.75

  Donald Lynn Collins    12/15/94 (3)      113,250           $ 1.625
    Chief Operating      12/15/94 (3)       36,750           $ 1.625
    Officer              03/30/95 (4)      171,000           $ 1.75

  Lewis W. Ediger        12/15/94 (5)       44,250           $ 1.625
    Vice President       12/15/94 (5)       15,750           $ 1.625
    and Secretary        03/30/95 (6)       69,000           $ 1.75

  Terry L. Clark         12/15/94 (7)        5,000           $ 1.625
    Vice President       12/15/94 (7)        5,000           $ 1.625
    Operations           03/30/95 (8)       10,000           $ 1.75

  Larry W. Sayre         12/15/94 (9)       25,000           $ 1.625
    Vice President       03/30/95 (10)      25,000           $ 1.75
    Finance




  TEN-YEAR OPTION/SAR REPRICINGS TABLE

                                                           Lenth of
                                                           original option
                         Exercise price                    term remaining
                         at time of                        at date of
                         repricing or      New exercise    repricing or
  Name                   amendment ($)     price ($)       amendment

  (a)                     (e)              (f)             (g)
  Don L. Collins          $ 3.750          $ 1.750         12 mo.
    Chief Executive       $ 5.000          $ 1.750         14 mo.
    Officer               $ 1.750          $ 1.750         57 mo.

  Donald Lynn Collins     $ 3.750          $ 1.750         12 mo.
    Chief Operating       $ 5.000          $ 1.750         14 mo.
    Officer               $ 1.750          $ 1.750         57 mo.

  Lewis W. Ediger         $ 3.750          $ 1.750         12 mo.
    Vice President        $ 5.000          $ 1.750         14 mo.
    and Secretary         $ 1.750          $ 1.750         57 mo.

  Terry L. Clark          $ 2.750          $ 1.750         40 mo.
    Vice President        $ 2.250          $ 1.750         47 mo.
    Operations            $ 1.750          $ 1.750         57 mo.

  Larry W. Sayre          $ 2.750          $ 1.750         40 mo.
    Vice President        $ 1.750          $ 1.750         57 mo.
    Finance


  (1) Cancellation of two options to buy 50,250 and 49,750 shares of Common Stock in exchange for grant of option to buy 100,000 shares of Common Stock.
  (2) Cancellation of two options to buy 100,000 and 28,000 shares of Common Stock in exchange for grant of option to buy 128,000 shares of Common Stock, pursuant to the Collins Industries, Inc. 1995 Stock Option Exchange Plan.
  (3) Cancellation of two options to buy 113,250 and 36,750 shares of Common Stock in exchange for grant of option to buy 150,000 shares of Common Stock.
  (4) Cancellation of two options to buy 150,000 and 21,000 shares of Common Stock in exchange for grant of option to buy 171,000 shares of Common Stock, pursuant to the Collins Industries, Inc. 1995 Stock Option Exchange Plan.
  (5) Cancellation of two options to buy 44,250 and 15,750 shares of Common Stock in exchange for grant of option to buy 60,000 shares of Common Stock.
  (6) Cancellation of two options to buy 60,000 and 9,000 shares of Common Stock in exchange for grant of option to buy 69,000 shares of Common Stock, pursuant to the Collins Industries, Inc. 1995 Stock Option Exchange Plan.
  (7) Cancellation of two options to buy 5,000 shares of Common Stock in exchange for grant of option to buy 10,000 shares of Common Stock.
  (8) Cancellation of option to buy 10,000 shares of Common Stock in exchange for grant of option to buy 10,000 shares of Common Stock, pursuant to the Collins Industries, Inc. 1995 Stock Option Exchange Plan.
  (9) Cancellation of option to buy 25,000 shares of Common Stock in exchange for grant of option to buy 25,000 shares of Common Stock.
 (10) Cancellation of option to buy 25,000 shares of Common Stock in exchange for grant of option to buy 25,000 shares of Common Stock, pursuant to the Collins Industries, Inc. 1995 Stock Option Exchange Plan.

     Directors' Compensation

            During Fiscal 1995, the Company paid each employee director $700 for each Board of Directors meeting attended, which amounts are included in the Summary Compensation Table. Outside directors received $1,000 for each Board of Directors meeting attended and $750 for each Board of Directors committee meeting attended. In addition, Mr. Peters and Mr.
     Gothard each received Board of Directors retainer fees of $1,100   per
     month, and Mr. Lind received a Board of Directors retainer fee of $275 per month. Committee fees are not paid (i) to inside directors and (ii) to outside directors when such committee meetings are held on the same day as a Board of Directors meeting or in conjunction with a General Managers meeting.

     Report of the Compensation Committee on Executive Compensation

            The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers, stockholders and employees.

            Executive Compensation Philosophy.  The Compensation Committee
            of the Board of Directors makes compensation recommendations to the Board of Directors and is composed of three directors, two of
            whom  are independent.   Donald Lynn Collins  serves  on  the
            Compensation Committee but abstains from decisions regarding his
            own compensation and the compensation of Don L. Collins.   The
            goals of the Compensation Committee are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers who
            contribute  to the  long-term  success of  the Company.   The
            Compensation Committee considers several factors in establishing the executive compensation program of the Company, including both
            subjective and objective factors.  Although  profitability   of
            the Company and market value of its Common Stock are considered in establishing the executive compensation program, neither of these factors are determinative. Rather, the Company's executive compensation program is based on the following principles:

               The Company attempts to compensate competitively.

               The Company is committed to providing a compensation program aimed at attracting and retaining highly qualified people,
               primarily  from  within  the  industry.   To ensure that
               compensation is competitive, the Company periodically compares its compensation practices with those of competitors and other companies and sets its compensation parameters based on this review.

               The Company compensates sustained performance.

               Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance
               is  not  determined  strictly  on  the  basis  of   designated
               criteria, but is evaluated on the basis of many factors including but not limited to earnings, revenues, product innovation, market share, strategic and business plan goals, the extent to which strategic and business plan goals are met and current industry conditions. Individual performance is evaluated by reviewing the executive officer's individual performance as well as the performance of that officer's functional area of responsibility. The Compensation Committee also considered the key role of certain executives in effectively directing the Company's operations through the challenges which faced the Company during Fiscal 1995.


               The Company strives for fairness in the administration of compensation.

               The Company attempts to apply its compensation philosophy uniformly. The Company strives to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at competing companies.

               The Company's process of assessing executive performance is as follows:

        1. At the beginning of the annual performance cycle, objectives and key goals are set for the Company's executives.

        2.     Each executive is given ongoing feedback on performance.

        3. At the end of the annual performance cycle, the Chief Executive Officer and the Compensation Committee evaluate each executive's accomplishment of objectives and attainment of key goals.

        4. The accomplishment of objectives and attainment of key goals affect decisions on salary increases and, if applicable, stock options.


        Executive Compensation Vehicles.    The Company utilizes the three
   components of its compensation program to attract and retain key executives, enabling it to improve its products, motivate technological innovation, foster teamwork and adequately reward executives, all with the goal of enhancing stockholder value. The annual cash-based compensation for executives consists of a base salary which reflects the respective executive's level of responsibility, breadth of knowledge and technical or professional skills and is subject to increases or decreases at the
   discretion of the Compensation Committee.  Salaries   are   reviewed on
   an annual basis and may be changed at that time based on (i) information derived from the evaluation procedures described above, (ii) a determination that an individual's contributions to the Company have increased (or decreased), and (iii) changes in market conditions and competitive compensation levels.

       From time to time the Company awards bonuses to executive officers upon attainment of certain Company financial and operational goals. No such bonuses were paid in Fiscal 1995. From time to time the Company also makes available to directors and executive officers incentive bonuses pursuant to the Company's unwritten Executive Incentive Compensation Plan (the "Incentive Plan"). Under the Incentive Plan, the Company may award cash and/or unregistered Common Stock to directors and executive officers
   of the Company.  The Incentive Plan is administered by the   Compensation
   Committee of the Board of Directors and is a discretionary   plan   based
   upon performance by the individual and the Company.

       For Fiscal 1995, the Chief Executive Officer ("CEO"), Don L. Collins, and the Chief Operating Officer, Donald Lynn Collins, were awarded two forms of incentive bonuses pursuant to the Incentive Plan in recognition of their continuing service to the Company: Don L. Collins - $52,083 cash and 25,000 unregistered shares; and Donald Lynn Collins - $17,361 cash and
   75,000 unregistered shares.   The  unregistered shares   (i) had a market
   price of $2.00 on the date of grant, (ii) will be held in escrow for a three year period and (iii) will vest 1/36 per month over such three-year period.

       Long-term incentives are intended to be provided through the possible grant of stock options under the 1995 Stock Option Plan. The Compensation Committee determines which executives will be eligible for grants and the objective of aligning executives' long range interests with those of the stockholders may be met by providing the executives with the opportunity to build a meaningful interest in the Company.


       Compensation  of the Chief Executive Officer.  As with the other
   executive   officers,   the   CEO's   total   compensation   is   based
   upon    several    factors,    including   both   subjective    and
   objective factors.     For    Fiscal   1995,   the   Compensation
   Committee    compared the    CEO's    annual    salary   with   the
   annual   salaries    of    chief executive   officers   of   competitors
   and   other   peer   groups,   pursuant to    several    published
   national    studies    (the    "Studies").     The Compensation
   Committee authorized a six percent (6%) cost-of-living increase in the
   CEO's   annual   salary   and   determined the CEO's annual salary to
   be  reasonable  and  appropriate in light of the    comparison    to
   the   Studies.    It   is   the    policy    of    the Compensation
   Committee to authorize a bonus for the CEO upon the attainment of
   certain   Company   financial   and    operational    goals.  No such
   bonus   was   granted   in  Fiscal  1995.    As   described   above,
   the   CEO   was   granted   two   forms  of  incentive   bonuses
   pursuant to the Incentive Plan in Fiscal 1995.


        Compensation   Committee   Report   on   Repricing   of   Options. On
   December 15, 1994, the Compensation Committee (i) analyzed  the
   difference betwee  the exercise  prices  of  the  options   held   by
   the executive   officers   versus   the   then-current   market   price
   of the Company's   Common   Stock   and  (ii)  determined   that,
   because of such price differential, the options were not providing the desired incentive for the performance of the executive officers. Pursuant to this determination, the Board of Directors canceled all of the options
   of the  executive  officers   outstanding   as   of December   15,   1994
   and  exchanged  them  for  an   equivalent   number   of options   with
   an   exercise  price  equal  to  the  market   price   of   the Company's
   Common   Stock   as   of   December   15,   1994   (the   "Exchanged
   Options").

        On  February 24, 1995, the Stockholders of the Company ratified
   the 1995 Stock Option Exchange Plan (the "Exchange Plan"),   a   plan
   intended  to  satisfy  the  requirements   of   Rule   16b-3 under the
   Securities   Exchange  Act  of  1934,  as   amended.    In   order for
   the   executive   officers   to   have   options   granted   under    the
   Exchange   Plan,   on  March  30,  1995  the  Company  canceled   all
   of the Exchanged   Options   and   regranted   an   equivalent   number
   of options pursuant to the Exchange Plan.

   Compensation Committee Members:    Don S. Peters
                                      Donald Lynn Collins
                                      Robert E. Lind


   Compensation Committee Interlocks and Insider Participation

        During Fiscal 1995, the members of the Compensation Committee were primarily responsible for determining executive compensation. Messrs. Donald Lynn Collins, Robert E. Lind and Don S. Peters comprised
   the Compensation Committee.  Mr. Collins is currently   the   President
   and Chief Operating Officer of the Company.  Mr. Lind   was  employed
   by  the  Company   as   its   purchasing manager from 1972 until his
   retirement in 1980.

                               STOCK PERFORMANCE

        The    following    chart    shows    a    five-year comparison of
   cumulative  total stockholder returns for  the Company's  Common
   Stock during the five (5) fiscal years ended October   31,   1995
   with the NASDAQ   U.S.   Index  and  an  index  of  peer   groups
   selected by   the   Company.    The   companies  in   the   peer   group
   are   Coachman Industries,    Thor    Industries,   Spartan   Motors
   and    Oshkosh    Truck.  The   comparison   assumes  an  investment  of
   $100   on   October   31,   1990 in    each    index   and   the
   Company's   Common   Stock   and   that    all dividends were reinvested.

                   1990     1991     1992     1993     1994     1995
  Peer Group     $100.00  $242.11  $223.35  $292.28  $332.84  $315.43
  NASDAQ INDEX   $100.00  $169.20  $190.79  $245.83  $247.20  $332.06
  Collins        $100.00  $138.75  $188.55  $121.35  $ 82.56  $ 78.56

  PROPOSAL 3:  RATIFICATION BY STOCKHOLDERS OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

        The   Board   of   Directors   has   selected   the   firm   of
   Arthur Andersen LLP,independent  certified  public   accountants,   to
   be the Company's   auditors   for   the   fiscal  year   ending
   October   31,   1996.  Representatives    of    Arthur   Andersen   LLP,
   are    expected    to    be present   at   the   Annual   Meeting  and
   shall  have   the   opportunity   to make a statement and to respond to
   appropriate questions.

       A   vote  of  the  majority  of  all  shares  present  in  person  or
   by proxy   and   voting   at   the   Annual   Meeting   is   necessary
   for the ratification   of   Arthur   Andersen   LLP   as   the
   Company's   independent auditors   for   the   fiscal   year  ending
   October   31,   1996.    If   the appointment of Arthur   Andersen  LLP
   is  not  approved   at   the   Annual Meeting,   the   Board   of
   Directors   will   consider   the   selection   of another accounting
   firm.

      The Board recommends a vote FOR this proposal.

                             STOCKHOLDER PROPOSALS

      Proposals   of   stockholders   intended   to   be   presented   at
   the 1997 Annual Meeting of Stockholders   must   be   received by the
   Company   at   the   offices   shown  on   the   first   page   of   the
   Proxy Statement    on   or   before   September   21,   1996,   in
   order to be included in the proxy material proposed to be issued in connection with such meeting.


                                  OTHER MATTERS

       Management   is   not   aware  of  any  matters  to   come   before
    the Annual   Meeting   which   will   require  the  vote   of
    stockholders   other than   those   matters   indicated  in  the
    Notice   of   Meeting   and   this Proxy  Statement.  However, if any
    other matter requiring stockholder   action   should   properly  come
    before   the   Annual   Meeting or   any   adjournment  thereof,  those
    persons  named  as   proxies   on   the enclosed   proxy   card   will
    vote   thereon   according   to   their    best judgment.



                                    By order of the Board of Directors

   Dated:  January 19, 1996

                                    Lewis W. Ediger
                                    Secretary